Exhibit 10.3

CONTRIBUTION AGREEMENT

BY AND AMONG

BOLT ENERGY INVESTMENT HOLDINGS, LLC

REV RENEWABLES BOLT AIV HOLDINGS, LLC

REV RENEWABLES FUND III HOLDINGS, LLC

REV RENEWABLES FUND IV AIV HOLDINGS, LLC

REV GEN IV HOLDINGS, LLC

AND

REV RENEWABLES, LLC

JULY 1, 2021

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS; REFERENCES; CONSTRUCTION

1.1	DEFINITIONS	3
1.2	REFERENCES	3
1.3	CONSTRUCTION	4

ARTICLE II
CONTRIBUTIONS; ISSUANCE OF REV UNITS

2.1	CONTRIBUTIONS; ISSUANCE OF REV UNITS TO THE CONTRIBUTORS	4
2.2	CLOSING	5
2.3	DELIVERIES	5
2.4	MODIFICATIONS TO CONTRIBUTOR EQUITY VALUE	10
2.5	DEVELOPMENT PROJECT EXPENSES	10
2.6	FUND III RETAINED ASSETS	10

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS

3.1	ORGANIZATION; QUALIFICATION	11
3.2	AUTHORITY; NO CONFLICTS; CONSENTS	11
3.3	OWNERSHIP; CAPITALIZATION	12
3.4	FINANCIAL AND OTHER MATTERS	12
3.5	CONDUCT OF BUSINESS; ABSENCE OF CERTAIN CHANGES, EVENTS AND CONDITIONS	13
3.6	LEGAL PROCEEDINGS	13
3.7	PRINCIPAL FACILITY DOCUMENTS	13
3.8	BENEFIT PLANS AND EMPLOYEE MATTERS	13
3.9	COMPLIANCE WITH LAWS; PERMITS; ENVIRONMENTAL MATTERS	13
3.10	INSURANCE	14
3.11	TAXES	14
3.12	UNREGISTERED SECURITIES	15
3.13	INTELLECTUAL PROPERTY, PRIVACY, AND INFORMATION TECHNOLOGY	15
3.14	REGULATORY MATTERS	15
3.15	AFFILIATE TRANSACTIONS	15

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF REV

4.1	ORGANIZATION; QUALIFICATION	16
4.2	AUTHORITY; NO CONFLICTS; CONSENTS	16
4.3	OWNERSHIP; CAPITALIZATION	16
4.4	NO ASSETS, LIABILITIES OR OPERATIONS	17
4.5	TAXES	17

(i)

ARTICLE V
COVENANTS AND OTHER AGREEMENTS

5.1	CONFIDENTIAL INFORMATION	18
5.2	PUBLIC ANNOUNCEMENTS	18
5.3	FURTHER ASSURANCES	18
5.4	MUTUAL RELEASES	19
5.5	TAX MATTERS	19
5.6	OFFICERS’ AND DIRECTORS’ INDEMNIFICATION	20
5.7	OFFERS OF EMPLOYMENT	21
5.8	CREDIT SUPPORT	21

ARTICLE VI
GENERAL
6.1	NON-SURVIVAL	22
6.2	NOTICES	22
6.3	GOVERNING LAW; ENFORCEMENT	23
6.4	SPECIFIC PERFORMANCE	23
6.5	JURISDICTION	23
6.6	WAIVER OF TRIAL BY JURY	24
6.7	WAIVER; REMEDIES CUMULATIVE	24
6.8	ENTIRE AGREEMENT; MODIFICATION	24
6.9	ASSIGNMENT AND SUCCESSORS; NO THIRD PARTY RIGHTS	24
6.10	SEVERABILITY	25
6.11	DELIVERY BY ELECTRONIC MAIL	25
6.12	COUNTERPARTS	25
6.13	TRANSACTION EXPENSES	25
6.14	CAPTIONS	25
6.15	WAIVER OF CONFLICTS	25

EXHIBITS

Exhibit A	Definitions
Exhibit B	Form of A&R Rev LLC Agreement
Exhibit C	Form of Rev Subsidiary Contribution Agreement
Exhibit D	Form of Bolt AIV Instrument of Contribution and Issuance
Exhibit E	Form of Bolt Energy Assignment Agreement
Exhibit F	Form of Fund III Assignment Agreement
Exhibit G	Form of Fund IV Assignment Agreement
Exhibit H	Form of Gen IV Assignment Agreement

ANNEXES

Annex I	Equity Value Model

(ii)

SCHEDULES

Schedule 1.1(a)	Contributor Subsidiaries
Schedule 1.1(b)	Permitted Liens
Schedule 3.2	Consents
Schedule 3.6(a)	Legal Proceedings
Schedule 3.8	Employee Matters
Schedule 4.2(c)	Authority; No Conflicts; Consents
Schedule 5.7	Management Employees

(iii)

GLOSSARY OF DEFINED TERMS

The location of the definition of each capitalized term used herein is set forth in this Glossary:

A&R Rev LLC Agreement	2
Affiliate	A-1
Agreement	1
Board	A-1
Bolt AIV	1
Bolt AIV Cash Contribution Amount	1
Bolt AIV Instrument of Contribution and Issuance	A-1
Bolt AIV Rev Units	1
Bolt Energy	1
Bolt Energy Assignment Agreement	A-1
Bolt Energy Cash Contribution Amount	1
Bolt Energy Contributed Assets	1
Bolt Energy Contributed Interests	1
Bolt Energy Contributor Subsidiary	A-1
Bolt Energy Investment	1
Bolt Energy Management	1
Bolt Energy Rev Units	1
Business Day	A-1
Casualty Event	10
Closing	5
Closing Date	5
Code	A-1
Confidential Information	A-1
Consent	A-1
Continuing Credit Support	A-2
Contract	A-2
Contributed Entities	2
Contributed Entity	2
Contribution Date	A-2
Contributor	1
Contributor Assignment Agreements	A-2
Contributor Subsidiary	A-2
Contributor Subsidiary Accrued Income Taxes	A-2
Contributor Subsidiary Income Tax Return	20
Contributor Subsidiary Indebtedness	A-2
Contributors	1
Credit Support	A-3
D&O Indemnified Parties	20

Development Project Expenses	A-3
Employee Benefit Plan	A-3
Environmental Claim	A-4
Environmental Laws	A-4
Environmental Permit	A-4
Equity Value Model	A-4
ERISA	A-4
Facility	A-4
Facility Assets	A-4
Formation Date	1
Fraud	A-5
Fund III	1
Fund III Assignment Agreement	A-5
Fund III Contributed Interests	2
Fund III Contributor Subsidiary	A-5
Fund III Investment	2
Fund III Retained Assets	A-5
Fund III Rev Units	2
Fund IV	1
Fund IV Assignment Agreement	A-5
Fund IV Cash Contribution Amount	2
Fund IV Contributed Assets	2
Fund IV Contributed Interests	2
Fund IV Contributor Subsidiary	A-6
Fund IV Investment	2
Fund IV Rev Units	2
GAAP	A-6
Gen IV	1
Gen IV Assignment Agreement	A-6
Gen IV Contributed Interests	2
Gen IV Contributor Subsidiary	A-6
Gen IV Investments	2
Gen IV Rev Units	2
Governing Documents	A-6
Governmental Entity	A-6
Hazardous Material	A-6
Income Tax	A-7
Income Tax Return	A-7
Intellectual Property	A-7
IRS	A-7
Knowledge	A-7
Laws	A-7

(iv)

Legal Proceeding	A-7
Liabilities	A-7
Liability	A-7
Lien	A-7
Loss	A-8
LS Power Entities	25
LSP Development	2
LSP Gen IV	15
Management Employee	21
Management Employees	21
Material Adverse Effect	A-8
Order	A-8
Ordinary Course of Business	A-8
Original Rev LLC Agreement	1
Parties	1
Party	1
Permits	A-8
Permitted Liens	A-8
Person	A-9
Pre-Closing Tax Period	A-9
Principal Facility Documents	A-9
Real Property	A-9
Reference Time	A-10
Release	A-10
Replacement Credit Support	A-10
Rev	1

Rev Contributed Assets	2
Rev Contributed Interests	A-10
Rev Entities	1
Rev Entity	1
Rev Holdco	1
Rev Holdings	1
Rev Intermediary	1
Rev Ops	2
Rev Subsidiary Contribution Agreement	5
Rev Subsidiary Contributions	3
Rev Unit	A-10
Securities Act	A-10
Straddle Period	A-10
Subsidiary	A-10
Tax	A-10
Tax Proceeding	20
Tax Return	A-11
Taxes	A-10
Taxing Authority	A-10
Third Party	A-11
Transaction Documents	A-11
Transactions	5
Transfer Taxes	20
Transferred Employee	21
Willkie	25

(v)

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (including the exhibits, annexes, and schedules hereto, as amended, restated, supplemented, or otherwise modified from time to time, this “Agreement”) is made as of July 1, 2021, by and among Bolt Energy Investment Holdings, LLC, a Delaware limited liability company (“Bolt Energy”), Rev Renewables Bolt AIV Holdings, LLC, a Delaware limited liability company (“Bolt AIV”), Rev Renewables Fund III Holdings, LLC, a Delaware limited liability company (“Fund III”), Rev Renewables Fund IV AIV Holdings, LLC, a Delaware limited liability company (“Fund IV”), Rev Gen IV Holdings, LLC, a Delaware limited liability company (“Gen IV”), and Rev Renewables, LLC, a Delaware limited liability company (“Rev”). Each of the foregoing parties is sometimes referred to herein individually as a “Party” and collectively as the “Parties,” and Bolt Energy, Bolt AIV, Fund III, Fund IV, and Gen IV are sometimes referred to herein individually as a “Contributor” and collectively as the “Contributors.”

RECITALS

WHEREAS, on June 7, 2021 (the “Formation Date”), (i) Gen IV formed Rev, (ii) Rev in turn formed Rev Renewables Holdings, LLC, a Delaware limited liability company (“Rev Holdings”), (iii) Rev Holdings in turn formed Rev Renewables Intermediary, LLC, a Delaware limited liability company (“Rev Intermediary”), and (iv) Rev Intermediary in turn formed Rev Renewables Holdco, LLC, a Delaware limited liability company (“Rev Holdco” and together with Rev, Rev Holdings and Rev Intermediary, each, a “Rev Entity” and collectively, the “Rev Entities”), in each case, by filing a certificate of formation with the Secretary of State of the State of Delaware to be effective as of the Formation Date;

WHEREAS, immediately following the formation of the Rev Entities, Gen IV and Rev entered into that certain Limited Liability Company Agreement of Rev dated as of the Formation Date (the “Original Rev LLC Agreement”);

WHEREAS, Bolt Energy Management LLC, a Delaware limited liability company (“Bolt Energy Management”), on behalf of Bolt Energy, LLC, a Delaware limited liability company, has approved the contributions by Bolt Energy to Rev on the applicable Contribution Date of: (i) one hundred percent (100%) of the issued and outstanding membership interests (the “Bolt Energy Contributed Interests”) in Bolt Energy Investment, LLC, a Delaware limited liability company (“Bolt Energy Investment”), and (ii) approximately (subject to adjustment for anticipated expenses) One Hundred Five Million Dollars ($105,000,000.00) (the “Bolt Energy Cash Contribution Amount” and together with the Bolt Energy Contributed Interests, the “Bolt Energy Contributed Assets”), in exchange for an aggregate of 362,420 Rev Units (the “Bolt Energy Rev Units”);

WHEREAS, Bolt Energy Management, on behalf of Bolt Energy Holdings AIV, LLC, a Delaware limited liability company, has approved the contribution by Bolt AIV to Rev on the applicable Contribution Date of: approximately (subject to adjustment for anticipated expenses) Forty Million Dollars ($40,000,000.00) (the “Bolt AIV Cash Contribution Amount”), in exchange for an aggregate of 26,580 Rev Units (the “Bolt AIV Rev Units”);

CONTRIBUTION AGREEMENT

WHEREAS, LS Power Partners III, L.P., a Delaware limited partnership, on behalf of LS Power Equity Partners III, L.P., a Delaware limited partnership, has approved the contribution by Fund III to Rev on the applicable Contribution Date of: one hundred percent (100%) of the issued and outstanding membership interests in Fund III Rev Renewables Holdco, LLC, a Delaware limited liability company (“Fund III Investment”; such membership interests, the “Fund III Contributed Interests”), in exchange for an aggregate of 324,000 Rev Units (the “Fund III Rev Units”), it being acknowledged and agreed that the Fund III Contributed Interests shall not include the right to the Fund III Retained Assets, which shall be retained by Fund III;

WHEREAS, LS Power Partners IV, L.P., a Delaware limited partnership, on behalf of LS Power Equity Partners IV AIV, L.P., a Delaware limited partnership, has approved the contributions by Fund IV to Rev on the applicable Contribution Date of: (i) one hundred percent (100%) of the issued and outstanding membership interests (the “Fund IV Contributed Interests”) in Quattro Solar Holdco, LLC, a Delaware limited liability company (“Fund IV Investment”), and (ii) approximately Two Hundred Thirty Three Million Dollars ($233,000,000) (the “Fund IV Cash Contribution Amount” and together with the Fund IV Contributed Interests, the “Fund IV Contributed Assets”), in exchange for an aggregate of 275,000 Rev Units (the “Fund IV Rev Units”);

WHEREAS, LS Power Development, LLC, a Delaware limited liability company (“LSP Development”), on behalf of LS Power Associates, L.P., a Delaware limited partnership, has approved the contributions by Gen IV to Rev on the applicable Contribution Date of: one hundred percent (100%) of the issued and outstanding membership interests (the “Gen IV Contributed Interests” and together with the Bolt Energy Contributed Assets, the Bolt AIV Cash Contribution Amount, the Fund III Contributed Interests and the Fund IV Contributed Assets, the “Rev Contributed Assets”) in each of (a) Rev Renewables Ops, LLC, a Delaware limited liability company (“Rev Ops”) and (b) Gen IV Rev Renewables Development Holdings, LLC, a Delaware limited liability company (the “Gen IV Investments” and the Gen IV Investments together with Bolt Energy Investment, Fund III Investment, and Fund IV Investment, are each, a “Contributed Entity” and collectively, the “Contributed Entities”), in exchange for an aggregate of 12,000 Rev Units (the “Gen IV Rev Units”);

WHEREAS, in connection with and immediately following the Closing, the Contributors and Rev will amend and restate the Original Rev LLC Agreement pursuant to that certain Amended and Restated Limited Liability Company Agreement of Rev, in substantially the form attached hereto as Exhibit B (the “A&R Rev LLC Agreement”), whereby Bolt Energy, Bolt AIV, Fund III, Fund IV, and Gen IV will hold 362,420, 26,580, 324,000, 275,000, and 12,000 Rev Units, respectively; and

WHEREAS, upon the applicable Contribution Dates but effective as of the Closing Date, (i) other than Rev Ops, which will remain a wholly-owned subsidiary of Rev, and the Bolt Energy Cash Contribution Amount, the Bolt AIV Cash Contribution Amount and the Fund IV Cash Contribution Amount, which Rev will hold itself or contribute to one or more of its applicable Subsidiaries, Rev will in turn contribute one hundred percent (100%) of its right, title, and interest in the remaining Rev Contributed Assets to Rev Holdings, (ii) Rev Holdings will in turn contribute one hundred percent (100%) of its right, title, and interest in the remaining Rev Contributed Assets to Rev Intermediary, and (iii) Rev Intermediary will in turn contribute one hundred percent (100%) of its right, title, and interest in the remaining Rev Contributed Assets to Rev Holdco (collectively, the “Rev Subsidiary Contributions”).

CONTRIBUTION AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby ratify and confirm the foregoing Recitals and further agree as follows:

AGREEMENTS

ARTICLE I

DEFINITIONS; REFERENCES; CONSTRUCTION

1.1 Definitions. The Glossary of Defined Terms, which follows the Table of Contents, sets forth the location herein of the definition for each capitalized term used herein. In addition to the terms defined in the body of this Agreement, other capitalized terms used herein have the meanings given to them in Exhibit A attached hereto.

1.2 References. The Table of Contents and the section and other headings and subheadings set forth in this Agreement and the exhibits, annexes, and schedules hereto are solely for the purpose of reference, are not part of the agreement of the Parties, and will not in any way affect the meaning or interpretation of this Agreement or any exhibit, annex, or schedule hereto. All references to days (excluding Business Days) or months will be deemed references to calendar days or months. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day. All references to “U.S.” are references to the United States of America and references to “$” are references to U.S. dollars, unless otherwise indicated. Unless the context otherwise requires, any reference to a “Section,” “Article,” “Exhibit,” “Annex,” or “Schedule” will be deemed to refer to a section of this Agreement, an article to this Agreement, an exhibit to this Agreement, an Annex to this Agreement, or a schedule to this Agreement, as applicable. The Schedules delivered in connection herewith are hereby incorporated into this Agreement by this reference and made a part hereof. Notwithstanding anything to the contrary contained in this Agreement or in any Schedule, any information disclosed in one Schedule will be deemed to be disclosed in each other Schedule to the extent that the applicability of such information to such other Schedule is readily apparent on its face. Unless expressly contemplated by the underlying representation or warranty, the disclosure of any information will not be deemed to constitute an acknowledgment that such information is (a) required to be disclosed in connection with such representation or warranty or (b) is material and will not be deemed to establish a standard of materiality and will not be deemed an admission of any liability or concession as to any defense available. Any description of any agreement, document, instrument, plan, arrangement, or other item set forth on any Schedule hereto is a summary only and is qualified in its entirety by the terms of such agreement, document, instrument, plan, arrangement, or item. The words “hereof,” “herein,” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including,” or any variation thereof, means “including, without limitation” and will not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Unless the context otherwise requires, the word “or” means “and/or.” Any reference to a Law will be deemed to also

CONTRIBUTION AGREEMENT

refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. All terms defined in this Agreement will have the defined meanings when used as capitalized terms in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions set forth in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

1.3 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE II

CONTRIBUTIONS; ISSUANCE OF REV UNITS

2.1 Contributions; Issuance of Rev Units to the Contributors.

(a) On the terms set forth herein, at the applicable Contribution Date:

(i) Bolt Energy shall contribute, convey, transfer, assign and deliver to Rev, and Rev shall accept from Bolt Energy, the Bolt Energy Contributed Assets and, in consideration therefor, on the Closing Date Rev hereby issues to Bolt Energy the Bolt Energy Rev Units, free and clear of Liens, other than Liens arising under the A&R Rev LLC Agreement and Permitted Liens;

(ii) Bolt AIV shall contribute, convey, transfer, assign and deliver to Rev, and Rev shall accept from Bolt AIV, the Bolt AIV Cash Contribution Amount and, in consideration therefor, on the Closing Date Rev hereby issues to Bolt AIV the Bolt AIV Rev Units, free and clear of Liens, other than Liens arising under the A&R Rev LLC Agreement and Permitted Liens;

(iii) Fund III shall contribute, convey, transfer, assign and deliver to Rev, and Rev shall accept from Fund III, the Fund III Contributed Interests and, in consideration, therefor, on the Closing Date Rev hereby issues to Fund III the Fund III Rev Units, free and clear of Liens, other than Liens arising under the A&R Rev LLC Agreement and Permitted Liens;

(iv) Fund IV shall contribute, convey, transfer, assign and deliver to Rev, and Rev shall accept from Fund IV, the Fund IV Contributed Assets and, in consideration therefor, on the Closing Date Rev hereby issues to Fund IV the Fund IV Rev Units, free and clear of Liens, other than Liens arising under the A&R Rev LLC Agreement and Permitted Liens;

CONTRIBUTION AGREEMENT

(v) Gen IV shall contribute, convey, transfer, assign and deliver to Rev, and Rev shall accept from Gen IV, the Gen IV Contributed Interests and, in consideration therefor, on the Closing Date Rev hereby issues to Gen IV the Gen IV Rev Units, free and clear of Liens, other than Liens arising under the A&R Rev LLC Agreement and Permitted Liens; and

(vi) Upon each Contribution Date and effective as of the Closing Date, the applicable Rev Entities will effectuate the Rev Subsidiary Contributions pursuant to that certain Omnibus Contribution Agreement and Instrument of Assignment, in substantially the form attached hereto as Exhibit C (the “Rev Subsidiary Contribution Agreement”).

2.2 Closing. The closing (the “Closing”) of the transactions described in Section 2.1(a) will take place on the date hereof (the “Closing Date”); provided that certain of the Rev Contributed Assets shall be contributed by the Contributors to Rev after the Closing on their applicable Contribution Date (collectively, the “Transactions”) and all such Transactions shall be deemed effective as of the Closing Date. The consummation of the Transactions will take place via remote electronic exchange of documents and signatures (by facsimile, “portable document format,” email, or other form of electronic communication); provided that if any original document must be delivered, such delivery will take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019 or such other place as the Parties shall mutually agree.

2.3 Deliveries.

(a) By Bolt Energy. Bolt Energy will deliver or cause to be delivered to Rev:

(i) at the Closing, a certificate executed by a duly authorized officer of Bolt Energy, in such Person’s capacity as an officer of Bolt Energy, certifying that attached thereto are complete and accurate copies of resolutions or similar approvals (or extracts thereof) adopted by the appropriate governing body to approve the Transactions and the Transaction Documents to which Bolt Energy or any Bolt Energy Contributor Subsidiary is a party, and certifying that such resolutions or similar approvals are in full force and effect;

(ii) on the applicable Contribution Date, the Bolt Energy Cash Contribution Amount in immediately available funds to a bank account provided by Rev;

(iii) at the Closing, a counterpart to each Transaction Document to which Bolt Energy or any Bolt Energy Contributor Subsidiary is a party, duly executed by an authorized officer of Bolt Energy or the applicable Bolt Energy Contributor Subsidiary, as applicable;

(iv) at the Closing, a counterpart to the A&R Rev LLC Agreement, duly executed by an authorized officer of Bolt Energy;

(v) at the Closing, a counterpart to the Bolt Energy Assignment Agreement, duly executed by an authorized officer of Bolt Energy;

CONTRIBUTION AGREEMENT

(vi) on the applicable Contribution Date, resignations or removal of the managers and officers of each Bolt Energy Contributor Subsidiary, if requested by Rev;

(vii) at the Closing, a valid IRS Form W-9 of Bolt Energy;

(viii) on the applicable Contribution Date, any Consents with respect to the Rev Contributed Assets contributed by Bolt Energy;

(ix) on the applicable Contribution Date, documents required to be executed by any Bolt Energy Contributor Subsidiary in connection with the Replacement Credit Support applicable to the Bolt Energy Contributor Subsidiaries; and

(x) any other documents or instruments, duly executed by an authorized officer of Bolt Energy or any Bolt Energy Contributor Subsidiary, as applicable, that Rev may reasonably request as necessary or appropriate to consummate the Transactions.

(b) By Bolt AIV: Bolt AIV will deliver or cause to be delivered to Rev:

(i) at the Closing, a certificate executed by a duly authorized officer of Bolt AIV, in such Person’s capacity as an officer of Bolt AIV, certifying that attached thereto are complete and accurate copies of resolutions or similar approvals (or extracts thereof) adopted by the appropriate governing body to approve the Transactions and the Transaction Documents to which Bolt AIV is a party, and certifying that such resolutions or similar approvals are in full force and effect;

(ii) on the applicable Contribution Date, the Bolt AIV Cash Contribution Amount in immediately available funds to a bank account provided by Rev;

(iii) at the Closing, a counterpart to each Transaction Document to which Bolt AIV is a party, duly executed by an authorized officer of Bolt AIV;

(iv) at the Closing, a counterpart to the A&R Rev LLC Agreement, duly executed by an authorized officer of Bolt AIV;

(v) at the Closing, a counterpart to the Bolt AIV Instrument of Contribution and Issuance, duly executed by an authorized officer of Bolt AIV;

(vi) at the Closing, a valid IRS Form W-9 of Bolt AIV;

(vii) on the applicable Contribution Date, any Consents with respect to Rev Contributed Assets contributed by Bolt AIV; and

(viii) any other documents or instruments, duly executed by an authorized officer of Bolt AIV that Rev may reasonably request as necessary or appropriate to consummate the Transactions.

CONTRIBUTION AGREEMENT

(c) By Fund III. Fund III will deliver or cause to be delivered to Rev:

(i) at the Closing, a certificate executed by a duly authorized officer of Fund III, in such Person’s capacity as an officer of Fund III, certifying that attached thereto are complete and accurate copies of resolutions or similar approvals (or extracts thereof) adopted by the appropriate governing body to approve the Transactions and the Transaction Documents to which Fund III or any Fund III Contributor Subsidiary is a party, and certifying that such resolutions or similar approvals are in full force and effect;

(ii) at the Closing, a counterpart to each Transaction Document to which Fund III or any Fund III Contributor Subsidiary is a party, duly executed by an authorized officer of Fund III or the applicable Fund III Contributor Subsidiary, as applicable;

(iii) at the Closing, a counterpart to the A&R Rev LLC Agreement, duly executed by an authorized officer of Fund III;

(iv) at the Closing, a counterpart to the Fund III Assignment Agreement, duly executed by an authorized officer of Fund III;

(v) on the applicable Contribution Date, resignations or removal of the managers and officers of each Fund III Contributor Subsidiary, if requested by Rev;

(vi) at the Closing, a valid IRS Form W-9 of Fund III;

(vii) on the applicable Contribution Date, any Consents with respect to Rev Contributed Assets contributed by Fund III;

(viii) on the applicable Contribution Date, documents required to be executed by any Fund III Contributor Subsidiary in connection with the Replacement Credit Support applicable to the Fund III Contributor Subsidiaries; and

(ix) any other documents or instruments, duly executed by an authorized officer of Fund III or any Fund III Contributor Subsidiary, as applicable, that Rev may reasonably request as necessary or appropriate to consummate the Transactions.

(d) By Fund IV. Fund IV will deliver or cause to be delivered to Rev:

(i) at the Closing, a certificate executed by a duly authorized officer of Fund IV, in such Person’s capacity as an officer of Fund IV, certifying that attached thereto are complete and accurate copies of resolutions or similar approvals (or extracts thereof) adopted by the appropriate governing body to approve the Transactions and the Transaction Documents to which Fund IV or any Fund IV Contributor Subsidiary is a party, and certifying that such resolutions or similar approvals are in full force and effect;

(ii) on the applicable Contribution Date, the Fund IV Cash Contribution Amount in immediately available funds to a bank account provided by Rev;

CONTRIBUTION AGREEMENT

(iii) at the Closing, a counterpart to each Transaction Document to which Fund IV or any Fund IV Contributor Subsidiary is a party, duly executed by an authorized officer of Fund IV or the applicable Fund IV Contributor Subsidiary, as applicable;

(iv) at the Closing, a counterpart to the A&R Rev LLC Agreement, duly executed by an authorized officer of Fund IV;

(v) at the Closing, a counterpart to the Fund IV Assignment Agreement, duly executed by an authorized officer of Fund IV;

(vi) on the applicable Contribution Date, such resignations or removal of the managers and officers of each Fund IV Contributor Subsidiary, if requested by Rev;

(vii) at the Closing, a valid IRS Form W-9 of Fund IV;

(viii) on the applicable Contribution Date, any Consents with respect to Rev Contributed Assets contributed by Fund IV;

(ix) on the applicable Contribution Date, documents required to be executed by any Fund IV Contributor Subsidiary in connection with the Replacement Credit Support applicable to the Fund IV Contributor Subsidiaries; and

(x) any other documents or instruments, duly executed by an authorized officer of Fund IV or any Fund IV Contributor Subsidiary, as applicable, that Rev may reasonably request as necessary or appropriate to consummate the Transactions.

(e) By Gen IV. Gen IV will deliver or cause to be delivered to Rev:

(i) at the Closing, a certificate executed by a duly authorized officer of Gen IV, in such Person’s capacity as an officer of Gen IV, certifying that attached thereto are complete and accurate copies of resolutions or similar approvals (or extracts thereof) adopted by the appropriate governing body to approve the Transactions and the Transaction Documents to which Gen IV or any Gen IV Contributor Subsidiary is a party, and certifying that such resolutions or similar approvals are in full force and effect;

(ii) at the Closing, a counterpart to each Transaction Document to which Gen IV or any Gen IV Contributor Subsidiary is a party, duly executed by an authorized officer of Gen IV or the applicable Gen IV Contributor Subsidiary, as applicable;

(iii) at the Closing, a counterpart to the A&R Rev LLC Agreement, duly executed by an authorized officer of Gen IV;

(iv) at the Closing, a counterpart to the Gen IV Assignment Agreement, duly executed by an authorized officer of Gen IV;

(v) on the applicable Contribution Date, such resignations or removal of the managers and officers of each Gen IV Contributor Subsidiary, if requested by Rev;

CONTRIBUTION AGREEMENT

(vi) at the Closing, a valid IRS Form W-9 of Gen IV;

(vii) on the applicable Contribution Date, any Consents with respect to Rev Contributed Assets contributed by Gen IV;

(viii) on the applicable Contribution Date, documents required to be executed by any Gen IV Contributor Subsidiary in connection with the Replacement Credit Support applicable to the Gen IV Contributor Subsidiaries; and

(ix) any other documents or instruments, duly executed by an authorized officer of Gen IV or any Gen IV Contributor Subsidiary, as applicable, that Rev may reasonably request as necessary or appropriate to consummate the Transactions.

(f) By Rev. Rev will deliver or cause to be delivered to each Contributor:

(i) at the Closing, a certificate executed by a duly authorized officer of Rev, in such Person’s capacity as an officer of Rev, certifying that attached thereto are complete and accurate copies of resolutions or similar approvals (or extracts thereof) adopted by appropriate governing body of Rev required to approve the Transactions and the Transaction Documents to which Rev or any other Rev Entity is a party, and certifying that such resolutions or similar approvals are in full force and effect;

(ii) at the Closing, a counterpart to each Transaction Document to which Rev or any other Rev Entity is a party, duly executed by an authorized officer of Rev or such other Rev Entity, as applicable;

(iii) at the Closing, a counterpart to the A&R Rev LLC Agreement, duly executed by an authorized officer of Rev;

(iv) at the Closing, a counterpart to each Contributor Assignment Agreement, duly executed by an authorized officer of Rev;

(v) such resignations or removal, effective as of the Closing Date, of the managers and officers of Rev, if requested by the Contributors;

(vi) any Consents with respect to Rev’s acceptance of the Rev Contributed Assets or issuance of the Rev Units;

(vii) on the applicable Contribution Date, evidence reasonably satisfactory to each Contributor that Rev has obtained replacements for the Replacement Credit Support applicable to such Contributor in the form required by the recipient benefitting from such Replacement Credit Support and that such Contributor and the applicable providers of the Replacement Credit Support have been released from all obligations with respect to such Replacement Credit Support;

(viii) at the Closing, counterparts to the Rev Subsidiary Contribution Agreement, duly executed by an authorized officer of each Rev Entity party thereto; and

CONTRIBUTION AGREEMENT

(ix) any other documents or instruments, duly executed by an authorized officer of Rev or any other Rev Entity, as applicable, that any Contributor may reasonably request as necessary or appropriate to consummate the Transactions.

2.4 Modifications to Contributor Equity Value.

(a) Each Contributor and Rev hereby acknowledge and agree that at the Closing each Contributor was issued its corresponding number of Rev Units based on the values set forth with respect to each Contributor’s Rev Contributed Assets in the Equity Value Model. If, following the Closing and prior to the Contribution Date, any assets owned or leased by a Contributor Subsidiary to be contributed by a Contributor are damaged or destroyed by a casualty or similar event (a “Casualty Event”) where such Contributor, acting reasonably and in good faith, determines that such Casualty Event would reasonably be expected to have a Material Adverse Effect, such Contributor shall notify the Board and each other Contributor of such Casualty Event. Following receipt of such notice, the Board shall, on its own initiative or at the request of any Contributor, in good faith reassess the number of Rev Units issued to each Contributor. The results of such reassessment shall be subject to the delivery of an update to each fairness opinion (given by the same Person that issued the respective fairness opinion prior to Closing) that was issued to each applicable Contributor reflecting any changes to the Equity Value Model after giving effect to such event.

(b) Promptly after the determination set forth in Section 2.4(a), above, Rev will adjust the amount of Rev Units issued to and held by each Contributor based on any such reassessment. Any such forfeiture and issuance of Rev Units will occur automatically, without further action of Rev or the Contributors, and will be deemed to be effective as of the date of the reassessment set forth in Section 2.4(a). Rev and each Contributor will promptly execute all necessary instruments and documentation to effect the matters set forth herein.

(c) Any adjustment of Rev Units made pursuant to this Section 2.4 will, for Tax purposes, be treated as an adjustment to the consideration for the Rev Contributed Assets contributed by the applicable Contributor.

2.5 Development Project Expenses. To the extent not calculated in the value of the Gen IV Contributed Interests and the corresponding amount of Gen IV Rev Units issued to Gen IV at Closing, to the extent Gen IV provides Rev with appropriate documentation of all Development Project Expenses incurred and (absent manifest error) Rev shall promptly reimburse Gen IV in cash for such amounts.

2.6 Fund III Retained Assets. Notwithstanding any provision herein to the contrary, the Fund III Contributed Interests when contributed shall not include, and Rev shall have no right to, and Fund III shall retain in all respects, the Fund III Retained Assets. Upon receipt of any Fund III Retained Assets, Rev shall promptly, and in no event later than five (5) Business Days after receipt, remit all proceeds, payments or other amounts received with respect to the Fund III Retained Assets to Fund III. Any such remittance shall not be considered a distribution on account of equity but rather a remittance made in compliance with Rev’s obligations hereunder.

CONTRIBUTION AGREEMENT

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS

Each Contributor hereby severally represents and warrants to Rev and each other Contributor, as of the Closing Date and each applicable Contribution Date, solely with respect to such Contributor and its Contributor Subsidiaries (as applicable), that the following statements in this Article III are true and correct as of the date made (or, if stated to be made as of a specific date, as of such specific date), except, where the failure to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and each Contributor acknowledges that Rev and each other Contributor are relying on the following representations and warranties in this Article III in entering into this Agreement and consummating the Transactions:

3.1 Organization; Qualification. Each Contributor and its Contributor Subsidiaries are duly organized, validly existing, and in good standing under the Laws of the State of Delaware or its jurisdiction of organization. The Contributor Subsidiaries of each Contributor are duly qualified or authorized to do business and are in good standing or have an active right to transact business under the Laws of each jurisdiction in which such Contributor Subsidiaries, as applicable, own or lease real property and each other jurisdiction in which either (i) the conduct of business of such Contributor Subsidiaries or (ii) the ownership, lease, operation, or holding of the assets and properties now owned, leased, operated, or held by such Contributor Subsidiaries requires such qualification or authorization and no such Contributor Subsidiaries are required to qualify or obtain a license to do business in any other jurisdiction.

3.2 Authority; No Conflicts; Consents. Each Contributor has all requisite limited liability company power and authority to execute and deliver each Transaction Document to which it is a party, to consummate the Transactions, and to perform all of the terms and obligations thereunder required to be performed by it. Each of the Transaction Documents to which such Contributor is a party has been duly and validly authorized, executed, and delivered by such Contributor, and (assuming the due and valid authorization, execution, and delivery by the other parties hereto and thereto) the Transaction Documents to which such Contributor is a party constitute the legal, valid, and binding obligations of such Contributor, enforceable against such Contributor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar Laws affecting creditors’ rights and remedies generally. The consummation of the Transactions will not conflict with, require the consent of any third party (not previously received) or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of acceleration, termination, loss of benefits or rights, or cancellation of, or result in any Lien (other than a Permitted Lien) on, any of the equity or assets of such Contributor or its Contributor Subsidiaries under any provision of: (i) their Governing Documents; (ii) any applicable Law or Order; or (iii) their respective Principal Facility Documents or material Permits; except, in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults, accelerations, terminations, losses, cancellations, or Liens set forth on Schedule 3.2.

CONTRIBUTION AGREEMENT

3.3 Ownership; Capitalization.

(a) Each Contributor owns its applicable Rev Contributed Interests, which constitute one hundred percent (100%) of the issued and outstanding membership interests in such Contributor’s applicable Contributed Entity, and such Contributor’s right, title, and interest in such Rev Contributed Interests is free and clear of all Liens, other than Permitted Liens. Except for such Contributor’s ownership of its applicable Rev Contributed Interests, such Contributor does not have any other interest in, or right to acquire, any membership interest or units of any class or series or any other equity interests in any Subsidiary of such Contributed Entity or other rights convertible, exercisable, or exchangeable into equity interests or units of any class or series or any other equity interests of any Subsidiary of such Contributed Entity. Except as may be set forth in any Principal Facility Document or with respect to its Rev Contributed Interests, there are no other issued and outstanding equity securities or interests of any Contributor Subsidiary of such Contributor or any securities or interests convertible, exchangeable, or exercisable into equity securities or interests of any Contributor Subsidiary of such Contributor. All securities and interests held by Contributor in a Contributor Subsidiary or by a Contributor Subsidiary in another Contributor Subsidiary are duly authorized, validly issued, fully paid, and non-assessable and were issued in conformity with all applicable Laws. Other than as may be set forth in any Principal Facility Document, no authorized, issued, or outstanding equity interests in any Contributor Subsidiary of such Contributor are subject to, and no such equity interests were issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right, or any similar right under applicable Law, the Governing Documents of the applicable Contributor Subsidiary of such Contributor or any Contract to which any Contributor Subsidiary of such Contributor is or was a party or by which any Contributor Subsidiary of such Contributor, or any asset or property of any Contributor Subsidiary of such Contributor, is or was otherwise bound.

(b) Each Contributor has made available to Rev and each other Contributor true, correct and complete copies of the Governing Documents of such Contributor and its Contributor Subsidiaries as in effect immediately prior to the applicable Contribution Date (including all amendments, restatements, supplements or other modifications thereto).

3.4 Financial and Other Matters.

(a) The books and records used to prepare financial statements and related information pertaining to each Contributor Subsidiary have been maintained (as applicable) in accordance with GAAP, subject to normal recurring year-end adjustments, which, would not reasonably be expected to have a material impact on the financial position, results of operations, or other financial information of such Contributor Subsidiary.

(b) No Contributor Subsidiary has any outstanding Liabilities not previously disclosed to Rev, except for Liabilities (i) incurred in the Ordinary Course of Business, (ii) pursuant to future performance obligations under any applicable Contract entered into in the Ordinary Course of Business, (iii) relating to Contributor Subsidiary Indebtedness, (iv) relating to the Principal Facility Documents, or (v) incurred directly in connection with this Agreement or the Transactions.

CONTRIBUTION AGREEMENT

3.5 Conduct of Business; Absence of Certain Changes, Events and Conditions. Since March 31, 2021, the sole business of each Contributor Subsidiary has been, as applicable, the development, planning, permitting, construction, financing, use, direct or indirect ownership (as applicable), leasing, operation, and/or maintenance of the applicable Facility related thereto and activities incidental thereto. Except for the Transactions, each Contributor is conducting its business in the Ordinary Course of Business.

3.6 Legal Proceedings.

(a) Except as set forth on Schedule 3.6(a), there is no Legal Proceeding pending or, to the Knowledge of each applicable Contributor, threatened against or involving any Contributor Subsidiary or any officer, director, manager, member, or current or former employee of any Contributor Subsidiary, in each case, in such Person’s capacity as such. Except as set forth on Schedule 3.6(a), no Contributor Subsidiary is in violation of any Order issued against it or any other Contributor Subsidiary.

(b) There are no bankruptcy, reorganization, arrangement proceedings, assignment for the benefit of creditors, or other Legal Proceedings of a similar nature in any jurisdiction filed by, pending against, being contemplated by or, to the Knowledge of each applicable Contributor, threatened against, any Contributor Subsidiary.

3.7 Principal Facility Documents. Each Principal Facility Document is (i) the legal, valid, and binding obligation of a Contributor Subsidiary and, to the Knowledge of each applicable Contributor, of each other party thereto, enforceable against such Contributor Subsidiary and, to the Knowledge of each applicable Contributor, each other party thereto, in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting creditors’ rights and remedies generally, and by general equitable principles and (ii) in full force and effect.

3.8 Benefit Plans and Employee Matters. Except as described on Schedule 3.8, no Contributor or Contributor Subsidiary (a) employs any individuals or has any Liability in respect of any former employees, or (b) maintains, sponsors, contributes to, or is required to contribute to any Employee Benefit Plan or has any Liability in respect of any Employee Benefit Plan.

3.9 Compliance with Laws; Permits; Environmental Matters.

(a) Compliance. Each Contributor Subsidiary is in compliance with all applicable Laws.

(b) Permits. Each Contributor Subsidiary possesses and is in compliance with, in all material respects, all material Permits required for the operation of the Contributor Subsidiaries.

(c) Environmental Matters.

(i) Each Contributor and Contributor Subsidiary is in compliance in all material respects with all applicable Environmental Laws. No Contributor or Contributor Subsidiary has received any written or, to the Knowledge of each applicable Contributor, oral, communication from any Governmental Entity alleging that it is not in compliance with any applicable Environmental Laws.

CONTRIBUTION AGREEMENT

(ii) Each Contributor Subsidiary possesses and is in compliance with, in all material respects, all material Environmental Permits required for the operation of the Contributor Subsidiaries.

(iii) There is no material Environmental Claim pending or, to the Knowledge of each applicable Contributor, threatened against any Contributor Subsidiary or against any Person whose Liability for any Environmental Claim that any Contributor Subsidiary has retained or assumed either contractually or by operation of Law.

3.10 Insurance. Each Contributor Subsidiary maintains insurance coverage appropriate for such Contributor Subsidiary’s assets and Facilities.

3.11 Taxes.

(a) All Tax Returns required to be filed by or on behalf of each Contributor Subsidiary have been duly filed on a timely basis and each such Tax Return is true, correct and complete in all material respects. All Taxes owed by any Contributor Subsidiary or with respect to operations of any Contributor Subsidiary (whether or not such Taxes are shown on a Tax Return) or for which any Contributor Subsidiary is otherwise liable that are or have become due have been timely paid in full. All Taxes that any Contributor Subsidiary is obligated to deduct or withhold from amounts owing to any employee, creditor, independent contractor, shareholder, member, or Third Party have been, in all material respects, so deducted or withheld and timely paid to the appropriate Taxing Authority.

(b) None of the material assets of any Contributor Subsidiary is subject to any Lien arising in connection with any failure to pay any Tax, other than Liens for current period Taxes not yet due and payable.

(c) There is no written claim against any Contributor Subsidiary for any Taxes, and no written assessment, deficiency, or adjustment has been asserted, proposed or, to the Knowledge of each applicable Contributor, threatened, and, to the Knowledge of each applicable Contributor, no basis for any such claim exists.

(d) Each Contributor Subsidiary has complied in all material respects with all applicable transfer pricing Laws.

(e) No Contributor Subsidiary currently has a “permanent establishment” (within the meaning of an applicable Tax treaty) or other office or fixed place of business in any country other than the country in which it is organized.

(f) No Contributor Subsidiary (i) is a party to or bound by any Tax allocation, sharing, or indemnity agreement, other than an agreement entered into in the Ordinary Course of Business, the primary purpose of which does not relate to Taxes or (ii) has any material Liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any corresponding provisions of applicable state, local or foreign Tax Law), or as a transferee or successor, or by contract or otherwise.

CONTRIBUTION AGREEMENT

3.12 Unregistered Securities.

(a) Each Contributor has sufficient knowledge of finance, securities, and investments generally, has experience and skill in investments based on actual participation, and has the ability to bear the economic risks of such Contributor’s investment in Rev Units for an indefinite period of time.

(b) Each Contributor understands and acknowledges that investing in the Rev Units involves a high degree of risk and uncertainty and that such Contributor could lose its entire investment in the Rev Units. Each Contributor has sought such accounting, legal, and tax advice as such Contributor has considered necessary to make an informed investment decision with respect to such Contributor’s investment in the Rev Units.

(c) Each Contributor is acquiring the Rev Units for such Contributor’s own account and not with a view to or in connection with the resale or other distribution of such Rev Units in violation of any securities Laws. Each Contributor understands and acknowledges that there is no public trading market for the Rev Units. Each Contributor has been advised and understands and acknowledges that the Rev Units have not been registered under the Securities Act or under the “blue sky” Laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or, if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act).

3.13 Intellectual Property, Privacy, and Information Technology. Each of the Contributor Subsidiaries owns or has the right to use all Intellectual Property necessary for the operation of the business of such Contributor Subsidiary. To the Knowledge of each applicable Contributor, the operation of the businesses of the Contributor Subsidiaries does not infringe upon or misappropriate any Intellectual Property of any other Person as of the date of this Agreement. The Contributor Subsidiaries have taken commercially reasonable precautions to protect the secrecy and confidentiality of the trade secrets owned by each of them.

3.14 Regulatory Matters. Each Contributor Subsidiary has made all material regulatory filings required to be made with any Governmental Entity with respect to the operation of its Facilities.

3.15 Affiliate Transactions. Other than with respect to the Transition Services Agreement between LSP Generation IV, LLC, a Delaware limited liability company (“LSP Gen IV”) and Rev dated as of the Closing Date, each material Contract between a Contributor Subsidiary, on the one hand, and any Affiliate of a Contributor Subsidiary (other than another Contributor Subsidiary), on the other hand, that was not entered into on arms-length terms has been terminated or is scheduled to be terminated within thirty (30) days following the applicable Contribution Date.

CONTRIBUTION AGREEMENT

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF REV

Rev hereby represents and warrants to each Contributor, as of the Closing Date, that the following statements in this Article IV are true and correct as of the date made (or, if stated to be made as of a specific date, as of such specific date), except, where the failure to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, assets or operations of Rev or any Rev Entity, and Rev acknowledges that each Contributor is relying on the following representations and warranties in this Article IV in entering into this Agreement and consummating the Transactions:

4.1 Organization; Qualification. Each Rev Entity is duly organized, validly existing, and in good standing under the Laws of the State of Delaware. No Rev Entity is in default under or in violation of any provision of its Governing Documents.

4.2 Authority; No Conflicts; Consents.

(a) Rev has all requisite limited liability company power and authority to execute and deliver each Transaction Document to which Rev is a party, to consummate the Transactions, and to perform all of the terms and obligations thereunder required to be performed by Rev. Each of the Transaction Documents to which Rev is a party has been duly and validly authorized, executed and delivered by Rev, and (assuming the due and valid authorization, execution and delivery by the other parties hereto and thereto) the Transaction Documents to which Rev is a party constitute the legal, valid, and binding obligations of Rev, enforceable against Rev in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights, and remedies generally. No Rev Entity has conducted any business or had any operations since its formation, other than in connection with the Transactions.

(b) The consummation of the Transactions will not conflict with, require the Consent of any Third Party or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under (i) the Governing Documents of any Rev Entity or (ii) any Law or Order applicable to any Rev Entity.

(c) Except as set forth on Schedule 4.2(c), no Consent, Order, or Permit of, or declaration or filing with, or notification to, any Governmental Entity is required in connection with the Transactions.

4.3 Ownership; Capitalization.

(a) As of immediately prior to Closing, (i) Rev owns one hundred percent (100%) of the issued and outstanding membership interests in Rev Holdings, (ii) Rev Holdings owns one hundred percent (100%) of the issued and outstanding membership interests in Rev Intermediary, and (iii) Rev Intermediary owns one hundred percent (100%) of the issued and outstanding membership interests in Rev Holdco, in each case free and clear of all Liens, and there are no other issued and outstanding equity securities or interests of any Rev Entity, or any securities or interests convertible, exchangeable, or exercisable into equity securities or interests of any Rev

CONTRIBUTION AGREEMENT

Entity. Upon consummation of the Closing (including issuance of the Rev Units contemplated hereby), the issued and outstanding Rev Units (as defined in the A&R Rev LLC Agreement) will be as reflected on Schedule I to the A&R Rev LLC Agreement. Each Rev Unit issued in accordance with the terms of this Agreement, upon the Closing will be duly authorized, validly issued, and (assuming each Contributor’s compliance with its obligations hereunder) fully paid and non-assessable, and (subject to the accuracy of each Contributor’s representations and warranties in the A&R Rev LLC Agreement) will be issued in conformity with all applicable Laws. Until the consummation of the transactions contemplated by the Rev Subsidiary Contribution Agreement, no Rev Entity shall own an equity interest in any Person other than a Rev Entity or Rev Ops (upon the applicable Contribution Date for Rev Ops). No authorized, issued, or outstanding equity interests in any Rev Entity will upon issuance be subject to, and no such equity interests will be issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under applicable Law, the Governing Documents of the applicable Rev Entity, or any Contract to which any Rev Entity is a party or by which any Rev Entity is or was otherwise bound. The Rev Units will initially be uncertificated.

(b) Except as otherwise set forth in this Agreement or in the A&R Rev LLC Agreement, there are no (i) outstanding or authorized options, warrants, profits interests, other phantom interests, appreciation rights, purchase rights, subscription rights, conversion rights, exchange rights, or other Contracts, contingent or otherwise, of any kind that would require any Rev Entity to issue, sell, or otherwise cause to become outstanding any equity interests of, or grant other rights in, any Rev Entity, or that provide any Person the right to receive any economic benefit or right similar to the economic benefits and rights accruing to the holders of equity interests in the Rev Entities or (ii) outstanding obligations under any Contract, contingent or otherwise, (A) that require any Rev Entity to repurchase, redeem, or otherwise acquire any equity interests, interests in capital or profits, or other ownership interests of any Contributor Subsidiary or (B) relating to the voting or transfer of any equity interests of any Contributor Subsidiary other than as set forth in (1) the Governing Documents of the Contributor Subsidiaries, (2) this Agreement, or (3) any other Transaction Document to which any Contributor Subsidiary is a party. Rev has made available to each Contributor true, correct and complete copies of the Governing Documents of each Rev Entity as in effect immediately prior to the Closing (including all amendments, restatements, supplements or other modifications thereto).

4.4 No Assets, Liabilities or Operations. Immediately prior to the Closing, Rev has no assets, Liabilities, or operations of any kind (other than ownership of its respective Rev Entities or in connection with its formation and the maintenance of its existence under applicable Laws or actions taken for purposes of, relating to, or in respect of consummating, the Transactions).

4.5 Taxes. For U.S. federal and applicable state Income Tax purposes, each Rev Entity has always prior to the Closing been properly classified as an entity disregarded from each Contributor, as described in Treasury Regulations Section 301.7701-3(b)(1)(ii) of the Code.

CONTRIBUTION AGREEMENT

ARTICLE V

COVENANTS AND OTHER AGREEMENTS

5.1 Confidential Information. All Confidential Information (which, for purposes of this Section 5.1 includes this Agreement and each Transaction Document) furnished by or on behalf of a Party to any other Party or its or their Affiliates shall be kept strictly confidential by the recipient and the recipient shall not disclose, and shall cause its representatives not to disclose, such Confidential Information to any Person other than to representatives of the recipient to the extent necessary in connection with the Transactions. Any Party (as the case may be) upon receipt of prior consent (which consent shall not be unreasonably withheld, conditioned or delayed), may disclose Confidential Information to any Governmental Entity with jurisdiction to the extent required by Law. The disclosing Party shall seek confidential treatment for any proprietary information provided to any such Governmental Entity and the disclosing Party shall notify the other Parties as far in advance as practical of its intention to release any such information. Nothing contained here shall prohibit any recipient’s use of Confidential Information in connection with such recipient’s fund raising efforts, compliance requirements, investor relations (including investor relations with any limited partner of any Contributor that is an institutional private equity fund), portfolio company management and oversight or regulatory responsibilities, in each case (other than with respect to regulatory requirements), so long as the recipient of such Confidential Information is subject to customary confidentiality obligations).

5.2 Public Announcements. No press release or other public announcement, public statement, or communication will be made or caused to be made concerning the specified terms of this Agreement or the Transactions, unless approved in advance by the Parties except:

(a) to the extent necessary to comply with the requirements of (i) applicable Laws or (ii) any listing agreements with securities exchanges (in which event the disclosing Party will use its commercially reasonable efforts to allow each Contributor reasonable time to comment on (or block or otherwise seek a protective order or other appropriate remedy regarding) such press release, public announcement, or public statement or communication in advance of its issuance and such press release, public announcement, or public statement or communication will only contain such information that the disclosing Party was required by applicable Law or listing agreements to disclose);

(b) for disclosures by Contributors or any of their Affiliates or any of their respective limited partners to their current and prospective partners or financing sources or in connection with any private equity fundraising activities, prospective acquisitions after the Closing Date, or reporting activities; or

(c) for disclosures by the Parties to their respective legal counsel, accountants, financial advisors, or other advisors providing legal, tax, accounting, estate planning or investment advice.

Following the Closing, the Board will determine whether to issue any public announcement, public statement, or communication concerning this Agreement and the Transactions.

5.3 Further Assurances. Each Party will, at its own cost and expense, at any time and from time to time, upon reasonable request, use its commercially reasonable efforts to (a) do, execute, acknowledge, and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, transfers, assignments and documents as may be required to consummate the Transactions in accordance with the terms hereof or the other Transaction Documents and (b) take such other actions as may be reasonably required in order to carry out the intent of this Agreement or the other Transaction Documents; provided that in no event will any Party be required to take any action which, in the opinion of its counsel, is unlawful or would or could constitute a violation of any Law or require any additional approval of any Governmental Entity.

CONTRIBUTION AGREEMENT

5.4 Mutual Releases.

(a) At the Closing and effective as of the Closing and each applicable Contribution Date, each Contributor, on behalf of itself and its Affiliates, successors, and permitted assigns, hereby fully and irrevocably releases, acquits, and forever discharges Rev and each of such Contributor’s Contributor Subsidiaries and each of their respective past, present, or future officers, managers, directors and employees from any and all claims of whatever kind or nature in law, equity, or otherwise, whether known or unknown, and whether or not concealed or hidden, to the extent arising out of or relating to any facts, events, or circumstances, or any actions taken by Rev, such Contributor or such Contributor’s Contributor Subsidiaries, occurring prior to the applicable Contribution Date or relating to the ownership of any of the equity interests in any such Contributor Subsidiary prior to the applicable Contribution Date. Notwithstanding the foregoing, no release or waiver is provided with respect to (a) any rights of any Contributor under this Agreement or under any other Transaction Document, (b) the rights of any Contributor under the A&R Rev LLC Agreement or under any other Governing Documents of any Contributor Subsidiary, (c) Fraud, (d) any rights related to such Contributor or any equity of such Contributor, which will continue to exist and will not be released hereby or (e) any rights of any director, manager, officer or employee with respect to indemnification, exculpation or advancement of expenses under any relevant Governing Documents, which shall not be modified or altered by this Section 5.4(a).

(b) At the Closing and effective as of the Closing and each applicable Contribution Date, Rev, on behalf of itself and its Affiliates, successors, and permitted assigns, hereby fully and irrevocably releases, acquits, and forever discharges each Contributor and each of its respective past, present, or future officers, managers, directors and employees from any and all claims of whatever kind or nature in law, equity, or otherwise, whether known or unknown, and whether or not concealed or hidden, to the extent arising out of or relating to any facts, events, or circumstances, or any actions taken by such Contributor, occurring prior to the applicable Contribution Date. Notwithstanding the foregoing, no release or waiver is provided to any Contributor with respect to (a) any rights of Rev under this Agreement or under any other Transaction Document, (b) the rights of Rev under the A&R Rev LLC Agreement or under any other Governing Documents of Rev, (c) Fraud, (d) any rights related to Rev or any equity of Rev, which will continue to exist and will not be released hereby or (e) any rights of any director, manager, officer or employee with respect to indemnification, exculpation or advancement of expenses under any relevant Governing Documents, which shall not be modified or altered by this Section 5.4(b).

5.5 Tax Matters.

(a) Tax Returns. Rev will prepare and timely file, or cause to be prepared and timely filed (taking into account duly obtained extensions), all Tax Returns of each Contributor Subsidiary Pre-Closing Tax Periods required to be filed after the Closing Date in a manner consistent with past practice. With respect to any Income Tax Return of any Contributor Subsidiary

CONTRIBUTION AGREEMENT

for any Pre-Closing Tax Period (each, a “Contributor Subsidiary Income Tax Return”), Rev will provide a draft of each such Contributor Subsidiary Income Tax Return to each Contributor for its review and comment at least thirty (30) Business Days prior to the due date thereof, such comments to be delivered to Rev by any Contributor within the next fifteen (15) Business Days following each Contributor’s receipt of such Contributor Subsidiary Income Tax Returns. Rev will, in good faith, take into account and reflect on such Contributor Subsidiary Income Tax Returns any reasonable comments (including proposed positions, elections, and the treatment of a particular item of income or expense) proposed by each Contributor and so delivered.

(b) Cooperation on Tax Returns and Tax Proceedings. Rev, the Contributors and the Contributor Subsidiaries will (and will cause their Affiliates to) cooperate fully as and to the extent reasonably requested by any other Party in connection with the filing of Tax Returns and any audit, litigation or other proceeding (each, a “Tax Proceeding”) with respect to Taxes imposed on or with respect to the assets, operations or activities of any Rev Entity. Such cooperation will include the retention and (upon another Party’s request) the provision of records and information which are reasonably relevant to any such Tax Return or Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any documents reasonably relevant to such Tax Return or Tax Proceeding; provided that in no event will any Contributor or Contributor Subsidiary have any obligation to retain records past the date on which the applicable statute of limitations for the Tax year remains open. Each Contributor further agrees, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Taxing Authority or any other Person as may be necessary to mitigate, reduce, or eliminate any Tax that could be imposed on Rev and each Contributor and Contributor Subsidiary (including with respect to the Transactions).

(c) Transfer Taxes. In the event that any transfer, sales, use, stamp, registration or other similar Taxes (“Transfer Taxes”) are due with respect to the Transactions, Rev will be responsible for the payment of any such Transfer Taxes. Rev and each Contributor will (and will cause their Affiliates to) cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

5.6 Officers’ and Directors’ Indemnification. For a period of six (6) years after the Closing Date (and such additional period of time as may be necessary to fully and finally resolve any claims for indemnification which have been duly submitted prior to the six (6) year anniversary of the Closing Date), unless otherwise required by applicable Law, Rev will not, and will cause its Subsidiaries not to, amend, repeal, or modify any provision in any Contributor Subsidiary’s Governing Documents relating to indemnification, exculpation or advancement of expenses of present and former directors, managers, officers, or employees of any Contributor or Contributor Subsidiary or their predecessors (collectively, the “D&O Indemnified Parties”), in and to the extent of their capacities as such and not as equityholders, in any manner that would result in such provisions being less favorable to the D&O Indemnified Parties as in effect on the applicable Contribution Date. Further, Rev will, and will cause its Subsidiaries to, indemnify, and advance expenses to each D&O Indemnified Party, in and to the extent of their capacities as such and not as equityholders, in respect of actions, omissions or events through the applicable Contribution Date to the extent provided in such Contributor Subsidiary’s Governing Documents. Without limiting the generality of the preceding sentence, if any D&O Indemnified Party becomes involved in any actual or threatened action, suit, claim, Legal Proceeding or investigation covered by this

CONTRIBUTION AGREEMENT

Section 5.6 after the Reference Time, Rev will, and will cause its Subsidiaries to, promptly advance to such D&O Indemnified Party his or her reasonable and documented legal or other expenses (including the cost of any investigation and preparation incurred in connection therewith) to the extent set forth in such Contributor Subsidiary’s Governing Documents. On and after the Closing, LSP Gen IV or its Affiliates will maintain director’s and officers’ liability insurance coverage for the directors and officers of each of the Rev Entities and the Contributor Subsidiaries until the earlier of the time when the Board determines to replace such policies or Rev consummates a Public Offering (as defined in the A&R Rev LLC Agreement).

5.7 Offers of Employment. At the Closing, Rev shall, or shall cause a designee to, employ and assume the employment obligations of each of the employees of LSP Development set forth on Schedule 5.7 (each, a “Management Employee” and collectively, the “Management Employees”). Each Management Employee who commences employment with Rev or its designee is hereinafter referred to as a “Transferred Employee.” Rev, or at its discretion, its designee, hereby assumes (x) any and all Liabilities of LSP Development and its Affiliates relating to the Transferred Employees (other than Liabilities pursuant to employee benefit plans maintained, sponsored, or contributed to by LSP Development or any of its Affiliates) for any periods prior to, on, or following the Closing Date, and (y) all offer letters, employment agreements, or similar agreements between any Transferred Employee, on the one hand, and LSP Development or any of its Affiliates, on the other hand, in all cases pursuant to clauses (x) and (y) above, effective as of the Closing. The Rev Entities shall indemnify and hold LSP Development and its Affiliates harmless for any Losses incurred by LSP Development or any of its Affiliates on account of the Liabilities or agreements assumed by Rev or its designee pursuant to this Section 5.7. This Section 5.7 shall be binding upon and inure solely to the benefit of each of the Parties and their respective successors and permitted assigns, and nothing in this Section 5.7, express or implied, shall confer upon any other Person (including, without limitation, any Management Employee, any Transferred Employee, or any beneficiaries or covered dependents thereof) any rights, benefits, obligations or remedies of any nature whatsoever under or by reason of this Section 5.7.

5.8 Credit Support. Promptly after the applicable Contribution Date, Rev shall use commercially reasonable efforts to obtain the replacement of all Continuing Credit Support applicable to each Contributor (including its Affiliates) in the form required by the recipient benefitting from such Continuing Credit Support. Each Contributor, whether through itself or an Affiliate thereof, will (i) to the extent permitted under any credit facility and related Contracts, maintain the Continuing Credit Support in accordance with the Contracts under it which issued and subject to the requirements of the recipient benefitting therefrom, subject to reimbursement in cash by Rev for the actual costs incurred with respect to such Continuing Credit Support, and (ii) provide further Credit Support as may be mutually agreed upon by such Contributor and Rev from time to time following the applicable Contribution Date in accordance with the provisions of the A&R Rev LLC Agreement, including Sections 3.14 and 3.16 thereof. Rev shall reimburse in cash each Contributor or its applicable Affiliate providing Credit Support (including Continuing Credit Support) on behalf of the Rev Entities after the applicable Contribution Date for the actual cost of providing such Credit Support and Rev agrees to indemnify, defend and hold harmless each Contributor or its applicable Affiliates for any Loss incurred based on drawings on such Credit Support (and if the obligation to provide indemnification with respect to the foregoing is insufficient, Rev shall issue a promissory note in form and substance reasonably satisfactory to such Contributor in order to satisfy its obligations).

CONTRIBUTION AGREEMENT

ARTICLE VI

GENERAL

6.1 Non-Survival. None of the representations, warranties, covenants, and agreements in this Agreement or any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the date when made, whether such date is the Closing Date or a Contribution Date, as applicable, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after such date and (b) this Article VI.

6.2 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by registered or certified mail, return receipt requested, (c) sent by electronic mail (with receipt thereof confirmed by electronic mail by the applicable recipient(s)), (d) received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), or (e) expressly acknowledged by the recipient, in each case to the appropriate addresses or email addresses set forth below (or to such other addresses or email addresses as a Party may designate by notice to the other Parties):

If to any Rev Entity:

1700 Broadway, 38th Floor

New York, NY 10019

Attention: CEO

with copies (which will not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Adam Turteltaub, Jay Hughes

If to Bolt Energy:

1700 Broadway, 35th Floor

New York, NY 10019

Attention: John Staikos

If to Bolt AIV:

1700 Broadway, 35th Floor

New York, NY 10019

Attention: John Staikos

CONTRIBUTION AGREEMENT

If to Fund III:

1700 Broadway, 35th Floor

New York, NY 10019

Attention: John Staikos

If to Fund IV:

1700 Broadway, 35th Floor

New York, NY 10019

Attention: John Staikos

If to Gen IV:

1700 Broadway, 35th Floor

New York, NY 10019

Attention: Ron Fischer

6.3 Governing Law; Enforcement. THIS AGREEMENT WILL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THAT COULD REQUIRE APPLICATION OF THE LAWS OF ANY OTHER STATE.

6.4 Specific Performance. Each Party acknowledges that the remedies at law of the Parties for a breach or threatened breach of this Agreement may be inadequate and, in recognition of this fact, any Party, without posting any bond, and in addition to all other remedies that may be available, will be entitled to seek equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available. Each Party further (a) waives any defense that a remedy at law would be adequate in any action or Legal Proceeding for an injunction, specific performance and other equitable relief hereunder and (b) agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief, on the terms and subject to the conditions and limitations set forth herein, on the basis that the other Parties have an adequate remedy at law or equity or an award of specific performance is not an appropriate remedy for any reason at law or in equity.

6.5 Jurisdiction. Any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions will be brought and determined in the Court of Chancery in the State of Delaware, or if unavailable for such Legal Proceeding, in the state or federal courts located in the State of Delaware, and each of the Parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Legal Proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of venue of any such Legal Proceeding in any such court or that any such Legal Proceeding that is brought in

CONTRIBUTION AGREEMENT

any such court has been brought in an inconvenient forum. Process in any such Legal Proceeding may be served on any of the Parties anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in this Section 6.5 will be deemed effective service of process on such Party.

6.6 Waiver of Trial by Jury. Each Party hereby waives, to the fullest extent permitted by Law, any right to trial by jury of any claim, demand, action, or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the Transactions, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Each Party hereby agrees and consents that any such claim, demand, action or cause of action will be decided by court trial without a jury, and that the Parties may file a copy of this Agreement with any court as written evidence of the consent of the Parties to the waiver of their right to trial by jury.

6.7 Waiver; Remedies Cumulative. Any Party may (a) extend the time for the performance of any of the obligations or other acts of any other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered by the other Party pursuant hereto, or (c) waive compliance with any of the agreements of the other Party or conditions to such Party’s obligations contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. No failure or delay of any Party to exercise any right or remedy given such Party under this Agreement or otherwise available to such Party or to insist upon strict compliance by any other Party with its obligations hereunder, and no custom or practice of the Parties in variance with the terms hereof, will constitute a waiver of any Party’s right to demand exact compliance with the terms hereof, unless such waiver is set forth in writing and executed by such Party. The rights and remedies of the Parties provided herein are cumulative and not exclusive, and the exercise by any Party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at Law or in any other agreement between the Parties, or otherwise.

6.8 Entire Agreement; Modification. This Agreement supersedes all prior communications, understandings, and agreements (written or oral) among the Parties with respect to its subject matter and constitutes (along with the documents referred to herein) a complete and exclusive statement of the terms of the agreement among the Parties with respect to its subject matter. This Agreement may not be amended except in a writing executed by each of the Parties.

6.9 Assignment and Successors; No Third Party Rights. The rights and obligations of a Party hereunder may not be assigned without the prior written consent of the other Parties, such consent not to be unreasonably withheld, conditioned, or delayed. Subject to the foregoing, this Agreement will apply to, be binding in all respects upon and inure to the benefit of, the heirs, legal representatives, successors, and permitted assigns of the Parties. Except as set forth in Section 5.6 and Section 5.7 (with respect to LSP Development and its Affiliates), nothing expressed or referred to herein will be construed to give any Person other than the Parties and their successors and permitted assigns any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their successors and permitted assigns.

CONTRIBUTION AGREEMENT

6.10 Severability. If any provision of this Agreement, or the application of any provision hereof to any Party or circumstance, is held to be illegal, invalid or unenforceable, such provision or the application of such provision, as the case may be, will be fully severable, and the application of the remainder of such provision to such Party or circumstance, the application of such provision to other Parties or circumstances, and the remainder of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or application of such provision, as the case may be, or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision or application of such provision, there will be added automatically as a part of this Agreement a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

6.11 Delivery by Electronic Mail. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of scanned pages via electronic mail, will be treated in all manner and respect as an original contract and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party, each of the other Parties will re-execute original forms thereof and deliver them to all other Parties. No Party will raise the use of electronic mail to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of electronic mail as a defense to the formation of a contract and each such Party forever waives any such defense. This Agreement is not binding unless and until signature pages are executed and delivered by each Party.

6.12 Counterparts. This Agreement may be executed in one or more counterparts via original or any electronic means (including .pdf format and DocuSign), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

6.13 Transaction Expenses. Each Contributor shall bear, in accordance with the proportionate amount of Rev Units it holds in Rev following the Closing (as adjusted pursuant to Section 2.4), responsibility for all of the costs and expenses of Rev and each Contributor in connection with the Transaction Documents and the Transactions, including the fees and expenses of such Party’s legal counsel and other consultants and advisors in connection with any Transaction Document, except as may otherwise be provided therein.

6.14 Captions. The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or in the intent of any provisions contained herein.

6.15 Waiver of Conflicts. Recognizing that Willkie Farr & Gallagher LLP (“Willkie”) has acted as legal counsel to Rev, LSP Gen IV, and certain Affiliates thereof, including each of the Contributors and the Contributor Subsidiaries (collectively, the “LS Power Entities”) prior to the Closing, and that, from time to time, Willkie intends to act as legal counsel to the LS Power Entities, the Rev Entities and their respective Affiliates, including certain of the Contributors and

CONTRIBUTION AGREEMENT

the Contributor Subsidiaries, after the Closing, each of the Parties (including on behalf of their respective Affiliates) hereby waive, on their own behalf and agree to cause their Affiliates to waive, any conflicts that may arise in connection with such representations by Willkie (including with respect to any disputes arising out of this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby). In addition, all communications involving attorney-client confidences between the LS Power Entities and their respective Affiliates (including the Contributors) prior to the Closing, including in the course of the negotiation, documentation and consummation of the Transactions, will be deemed to be work product or attorney-client privileges or confidences that belong solely to the LS Power Entities and their Affiliates (other than Rev and the Contributor Subsidiaries).

[Signature pages follow.]

CONTRIBUTION AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the Closing Date.

REV:

REV RENEWABLES, LLC

By:	/s/ Joseph Esteves

Name:	Joseph Esteves
Title:	Co-President

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

BOLT ENERGY:

BOLT ENERGY INVESTMENT HOLDINGS, LLC

By:	/s/ Richard Roloff
Name:	Richard Roloff
Title:	Managing Director

BOLT AIV:

REV RENEWABLES BOLT AIV HOLDINGS, LLC

By:	/s/ Joseph Esteves
Name:	Joseph Esteves
Title:	Co-President

FUND III:

REV RENEWABLES FUND III HOLDINGS, LLC

By:	/s/ John P. Burke
Name:	John P. Burke
Title:	Managing Director

FUND IV:

REV RENEWABLES FUND IV AIV HOLDINGS, LLC

By:	/s/ Richard Roloff
Name:	Richard Roloff
Title:	Managing Director

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

GEN IV:

REV GEN IV HOLDINGS, LLC

By:	/s/ John P. Burke
Name:	John P. Burke
Title:	Managing Director

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]